Exhibit 99.2

NEWS RELEASE

Contacts:

Francesca DeMartino Public Relations +1-763-505-2029	Ryan Weispfenning Investor Relations +1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic Announces the Pricing Terms of its Cash Tender Offers for up to $5.525 billion of Certain Outstanding Debt Securities Issued by Medtronic, Inc., Medtronic Global Holdings S.C.A. and Covidien International Finance S.A and Increases of Certain Series Tender Caps.

DUBLIN – July 10, 2019—Medtronic plc (the “Company”) (NYSE: MDT) today announced the pricing terms of the previously announced cash tender offers by its wholly-owned indirect subsidiaries, Medtronic, Inc., Medtronic Global Holdings S.C.A. (“MGH”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc. and MGH, the “Offerors”), for any and all (the “Any and All Tender Offer”) of the approximately $1.175 billion in aggregate principal amount of the outstanding Notes listed in Table 1 below (the “Any and All Notes”) and up to $4.35 billion (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Tender Offers) (the “Maximum Tender Offer” and, together with the Any and All Tender Offer, the “Tender Offers”) for the outstanding Notes listed in Table 2 below (the “Maximum Tender Offer Notes,” and collectively with the Any and All Notes, the “Notes”).

The terms of the Tender Offers are described in the Offer to Purchase, dated June 24, 2019 (the “Offer to Purchase”), and remain unchanged except by (i) the previously announced increase of the Aggregate Maximum Purchase Price and (ii) the increase of certain of the Series Tender Caps described in the Offer to Purchase (a) from $100 million to $150 million with respect to Medtronic, Inc.’s 4.625% Senior Notes due 2045 and (b) from $200 million to approximately $450 million with respect to Medtronic, Inc.’s 4.375% Senior Notes due 2035.

The applicable Total Consideration for each series of Notes is based on the applicable reference yield plus a fixed spread, in each case as set forth in the tables below, and is payable to holders of the Notes who validly tendered and did not validly withdraw their Notes on or before 5:00 p.m., New York City time, on July 9, 2019 (the “Early Tender Deadline”) and whose Notes are accepted for purchase by the applicable Offeror. The Reference Yields listed in the tables were determined at 11:00 a.m., New York City time, on July 10, 2019 by the lead dealer managers (identified below). The applicable Total Consideration for each series of Notes includes an early tender premium of $30 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase by the applicable Offerors (the “Early Tender Premium”).

Table 1: Any and All Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Principal Amount Accepted
4.125% Senior Notes due 2021	585055AV8	Medtronic, Inc.	2.375% U.S.T. due 3/15/2021	1.883%	15	$1,034.26	$250,201,000
3.125% Senior Notes due 2022	585055AX4	Medtronic, Inc.	2.375% U.S.T. due 3/15/2022	1.796%	15	$1,030.57	$391,431,000

Table 2: Maximum Tender Offer Notes

Title of Security	CUSIP Numbers	Issuer/ Offeror	Acceptance Priority Level (3)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Series Tender Cap	Principal Amount Tendered	Principal Amount Accepted
6.500% Senior Notes due 2039	585055AQ9	Medtronic, Inc.	1	3.000% U.S.T. due 2/15/2049	2.552%	85	$1,441.66	N/A	$25,314,000	$25,314,000
5.550% Senior Notes due 2040	585055AT3	Medtronic, Inc.	2	3.000% U.S.T. due 2/15/2049	2.552%	75	$1,334.85	N/A	$81,799,000	$81,799,000
4.625% Senior Notes due 2045	585055BU9	Medtronic, Inc.	3	3.000% U.S.T. due 2/15/2049	2.552%	70	$1,237.73	$150,000,000	$794,828,000	$150,000,000
4.625% Senior Notes due 2044	585055BD7	Medtronic, Inc.	4	3.000% U.S.T. due 2/15/2049	2.552%	75	$1,219.10	N/A	$49,477,000	$49,477,000
4.500% Senior Notes due 2042	585055AW6	Medtronic, Inc.	5	3.000% U.S.T. due 2/15/2049	2.552%	75	$1,187.27	N/A	$24,123,000	$24,123,000
4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	6	3.000% U.S.T. due 2/15/2049	2.552%	50	$1,163.81	$450,000,000	$1,583,222,000	$450,003,000
4.000% Senior Notes due 2043	585055AY2	Medtronic, Inc.	7	3.000% U.S.T. due 2/15/2049	2.552%	75	$1,112.53	N/A	$19,954,000	$19,954,000
3.500% Senior Notes due 2025	585055BS4	Medtronic, Inc.	8	2.000% U.S.T. due 5/31/2024	1.817%	40	$1,068.04	$1,300,000,000	$2,346,622,000	$1,300,038,000
3.625% Senior Notes due 2024	585055BC9	Medtronic, Inc.	9	2.000% U.S.T. due 5/31/2024	1.817%	35	$1,061.20	N/A	$417,517,000	$417,517,000
6.550% Senior Notes due 2037	22303QAH3	Covidien International Finance S.A.	10	3.000% U.S.T. due 2/15/2049	2.552%	75	$1,442.64	N/A	$30,319,000	$30,319,000

Title of Security	CUSIP Numbers	Issuer/ Offeror	Acceptance Priority Level (3)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Series Tender Cap	Principal Amount Tendered	Principal Amount Accepted
3.350% Senior Notes due 2027	58507LAC3	Medtronic Global Holdings S.C.A.	11	2.375% U.S.T. due 5/15/2029	2.046%	30	$1,068.42	N/A	$482,164,000	$482,164,000
3.150% Senior Notes due 2022	585055BR6	Medtronic, Inc.	12	1.750% U.S.T. due 6/15/2022	1.791%	25	$1,028.71	N/A	$1,591,791,000	$965,604,000
3.200% Senior Notes due 2022	22303QAN0	Covidien International Finance S.A.	13	1.750% U.S.T. due 6/15/2022	1.791%	25	$1,030.03	N/A	$345,957,000	$0
2.950% Senior Notes due 2023	22303QAP5	Covidien International Finance S.A.	14	2.000% U.S.T. due 5/31/2024	1.817%	25	$1,031.10	N/A	$159,421,000	$0

(1)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.

(2)	The applicable Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

(3)

The offers with respect to the Maximum Tender Offer Notes are subject to the Aggregate Maximum Purchase Price of $4.35 billion and the Series Tender Caps. All references to the aggregate purchase price for the Maximum Tender Offer Notes include the applicable Total Consideration or Tender Offer Consideration (as defined below) and exclude applicable accrued interest and fees and expenses related to the Maximum Tender Offer. The Offerors will purchase an aggregate principal amount of Maximum Tender Offer Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price, subject to the Acceptance Priority Level and the Series Tender Caps as set forth in the table above.

The Offerors expect to pay the purchase price for the Notes accepted for purchase with the net proceeds of the previously announced public offering of senior notes by MGH, which was completed on July 2, 2019. Subject to the satisfaction or waiver of all remaining conditions to the Tender Offers described in the Offer to Purchase having been either satisfied or waived by the applicable Offeror, the Offerors intend to accept for purchase validly tendered Notes in the principal amounts indicated in the table above.

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase.

All payments for Notes purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Notes tendered up to, but not including, the early settlement date, which is currently expected to be July 12, 2019. In accordance with the terms of the Tender Offers, the withdrawal deadline was 5:00 p.m., New York City time, on July 9, 2019. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the applicable Offeror).

Although the Tender Offers are scheduled to expire at 12:00 midnight, New York City time, on July 24, 2019 (one minute after 11:59 p.m., New York City time, on July 24, 2019), or any other date and time to which the applicable Offeror extends such Tender Offer, because holders of Maximum Tender Offer Notes subject to the Tender Offers validly tendered and did not validly withdraw Maximum Tender Offer Notes on or prior to the Early Tender Deadline for which the aggregate consideration payable exceeds the Aggregate Maximum Purchase Price, the Offerors do not expect to accept for purchase any tenders of Maximum Tender Offer Notes after the Early Tender Deadline. Holders of Any and All Notes who validly tender such notes following the Early Tender Deadline and at or prior to the applicable expiration date will only receive the applicable Tender Offer Consideration (the “Tender Offer Consideration”) for Notes accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

Information Relating to the Tender Offers

Barclays Capital Inc., BofA Merrill Lynch and Goldman Sachs & Co. LLC are acting as the dealer managers (the “Dealer Managers”) for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation (“Global Bondholder”). Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offers should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free), BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or Goldman Sachs & Co. LLC at (212) 357-0215 or (800) 828-3182 (toll free).

None of the Offerors, the Company or their affiliates, their respective boards of directors or managing members, the Dealer Managers, Global Bondholder or the trustee with respect to any series of Notes is making any recommendation as to whether holders of Notes should tender any Notes in response to any of the Tender Offers, and neither the Offerors nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instruction on how to tender Notes, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by holders of Notes before making a decision to tender any Notes. The Offer to Purchase may be downloaded from Global Bondholder’s website at http://www.gbsc-usa.com/Medtronic/ or obtained from Global Bondholder, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Medtronic

Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies—alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward-looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, MGH, Medtronic, Inc., or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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